Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Amendment No. 1 to Form S-4, of our report dated March 5, 2021, which includes an explanatory paragraph about Finserv Acquisition Corp.’s ability to continue as a going concern, relating to the consolidated financial statements of FinServ Acquisition Corp. and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
April 2, 2021